Exhibit 99.1

FOR IMMEDIATE RELEASE
April 17, 2024

FOR ADDITIONAL INFORMATION, PLEASE CONTACT MARK A. GOOCH, VICE CHAIRMAN, PRESIDENT, AND CEO, COMMUNITY TRUST BANCORP, INC. AT (606) 437-3229

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS EARNINGS FOR THE 1ST QUARTER 2024

Earnings Summary

(in thousands except per share data)	1Q 2024	4Q 2023	1Q 2023
Net income	$18,679	$18,659	$19,313
Earnings per share	$1.04	$1.04	$1.08
Earnings per share – diluted	$1.04	$1.04	$1.08

Return on average assets	1.30%	1.30%	1.44%
Return on average equity	10.61%	10.98%	12.03%
Efficiency ratio	54.94%	55.74%	55.29%
Tangible common equity	11.10%	11.16%	10.82%

Dividends declared per share	$0.46	$0.46	$0.44
Book value per share	$39.28	$39.01	$36.54

Weighted average shares	17,926	17,901	17,872
Weighted average shares – diluted	17,943	17,926	17,884

Community Trust Bancorp, Inc. (NASDAQ-CTBI) achieved earnings for the first quarter 2024 of $18.7 million, or $1.04 per basic share, compared to $18.7 million, or $1.04 per basic share, earned during the fourth quarter 2023 and $19.3 million, or $1.08 per basic share, earned during the first quarter 2023.  Total revenue was $2.0 million above prior quarter and $1.1 million above prior year same quarter.  Net interest revenue increased $0.6 million compared to prior quarter but decreased $0.3 million compared to prior year same quarter, and noninterest income increased $1.4 million compared to prior quarter and $1.5 million compared to prior year same quarter.  Our provision for credit losses for the quarter increased $0.8 million from prior quarter and $1.5 million from prior year fourth quarter.  Noninterest expense increased $0.6 million compared to prior quarter and $0.3 million compared to prior year same quarter.  Noninterest expense and tax expense were impacted by an accounting method change (ASU No. 2023-02), which is intended to improve the accounting and disclosures for investments in tax credit structures.  Historically, the amortization expense related to our tax credits has been booked to noninterest expense.  Beginning in January 2024, the amortization expense is now booked to tax expense.  Our total amortization expense related to tax credits was $0.8 million for the three months ended March 31, 2024.

1st Quarter 2024 Highlights

❖
Net interest income for the quarter of $43.6 million was $0.6 million above prior quarter but $0.3 million below prior year same quarter, as our net interest margin increased 4 basis points from prior quarter but decreased 26 basis points from prior year same quarter.

❖	Provision for credit losses at $2.7 million for the quarter increased $0.8 million from prior quarter and $1.5 million from prior year same quarter.

❖	Our loan portfolio at $4.2 billion increased $110.3 million, an annualized 10.9%, from December 31, 2023 and $383.8 million, or 10.2%, from March 31, 2023.

❖
We had net loan charge-offs of $1.6 million, or 0.16% of average loans annualized, for the first quarter 2024 compared to $1.0 million, or 0.10% of average loans annualized, for the fourth quarter 2023 and $0.4 million for the first quarter 2023.

❖
Our total nonperforming loans increased to $15.9 million at March 31, 2024 from $14.0 million at December 31, 2023 and $12.2 million at March 31, 2023.  Nonperforming assets at $17.1 million increased $1.5 million from December 31, 2023 and $2.1 million from March 31, 2024.

❖	Deposits, including repurchase agreements, at $5.0 billion increased $69.1 million, or an annualized 5.6%, from December 31, 2023 and $266.7 million, or 5.6% from March 31, 2023.

❖	Shareholders’ equity at $707.7 million increased $5.5 million, or an annualized 3.2%, during the quarter and $50.9 million, or 7.7%, from March 31, 2023.

❖	Noninterest income for the quarter ended March 31, 2024 of $15.1 million was $1.4 million, or 10.3%, above prior quarter and $1.5 million, or 10.6%, above prior year same quarter.

❖	Noninterest expense for the quarter ended March 31, 2024 of $32.2 million was $0.6 million, or 1.9%, above prior quarter and $0.3 million, or 1.0%, above prior year same quarter.

Net Interest Income

				Percent Change
				1Q 2024 Compared to:
($ in thousands)	1Q 2024	4Q 2023	1Q 2023	4Q 2023	1Q 2023
Components of net interest income
Income on earning assets	$75,002	$73,329	$60,995	2.3%	23.0%
Expense on interest bearing liabilities	31,411	30,354	17,079	3.5%	83.9%
Net interest income	43,591	42,975	43,916	1.4%	(0.7%)
TEQ	294	297	298	(1.0%)	(1.3%)
Net interest income, tax equivalent	$43,885	$43,272	$44,214	1.4%	(0.7%)

Average yield and rates paid:
Earning assets yield	5.55%	5.43%	4.84%	2.2%	14.7%
Rate paid on interest bearing liabilities	3.35%	3.27%	2.06%	2.4%	62.6%
Gross interest margin	2.20%	2.16%	2.78%	1.9%	(20.9%)
Net interest margin	3.23%	3.19%	3.49%	1.3%	(7.4%)

Average balances:
Investment securities	$1,148,014	$1,144,078	$1,251,948	0.3%	(8.3%)
Loans	$4,096,866	$4,022,547	$3,739,443	1.8%	9.6%
Earning assets	$5,458,075	$5,377,827	$5,131,385	1.5%	6.4%
Interest-bearing liabilities	$3,773,513	$3,687,660	$3,362,331	2.3%	12.2%

Net interest income for the quarter of $43.6 million was $0.6 million above prior quarter but $0.3 million below prior year same quarter.  Our net interest margin, on a fully tax equivalent basis, at 3.23% increased 4 basis points from prior quarter but decreased 26 basis points from prior year same quarter.  Our average earning assets increased $80.2 million from prior quarter and $326.7 million from prior year same quarter.  Our yield on average earning assets increased 12 basis points from prior quarter and 71 basis points from prior year same quarter, and our cost of funds increased 8 basis points from prior quarter and 129 basis points from prior year same quarter.

Our ratio of average loans to deposits, including repurchase agreements, was 82.7% for the quarter ended March 31, 2024 compared to 81.8% for the quarter ended December 31, 2023 and 79.8% for the quarter ended March 31, 2023.

Noninterest Income

				Percent Change
				1Q 2024 Compared to:
($ in thousands)	1Q 2024	4Q 2023	1Q 2023	4Q 2023	1Q 2023
Deposit related fees	$7,011	$7,312	$7,287	(4.1%)	(3.8%)
Trust revenue	3,517	3,318	3,079	6.0%	14.2%
Gains on sales of loans	45	54	121	(16.7%)	(62.8%)
Loan related fees	1,352	467	845	189.5%	60.0%
Bank owned life insurance revenue	1,292	816	858	58.3%	50.6%
Brokerage revenue	490	285	348	71.9%	40.8%
Other	1,427	1,473	1,144	(3.1%)	24.7%
Total noninterest income	$15,134	$13,725	$13,682	10.3%	10.6%

Noninterest income for the quarter ended March 31, 2024 of $15.1 million was $1.4 million, or 10.3%, above prior quarter and $1.5 million, or 10.6%, above prior year same quarter.  The quarter over quarter increase included a $0.9 million increase in loan related fees, a $0.5 million increase in bank owned life insurance revenue, a $0.2 million increase in trust revenue, and a $0.2 million increase in brokerage revenue, partially offset by $0.3 million decrease in deposit related fees. The year over year increase included a $0.5 million increase in loan related fees, a $0.4 million increase in bank owned life insurance revenue, and a $0.4 million increase in trust revenue.  The increase in loan related fees resulted from the fluctuation in the fair market value of our mortgage servicing rights.

Noninterest Expense

				Percent Change
				1Q 2024 Compared to:
($ in thousands)	1Q 2024	4Q 2023	1Q 2023	4Q 2023	1Q 2023
Salaries	$13,036	$13,163	$12,633	(1.0%)	3.2%
Employee benefits	7,086	5,282	6,275	34.2%	12.9%
Net occupancy and equipment	3,028	3,045	3,028	(0.6%)	(0.0%)
Data processing	2,518	2,630	2,303	(4.3%)	9.3%
Legal and professional fees	832	900	816	(7.6%)	2.0%
Advertising and marketing	577	923	820	(37.5%)	(29.6%)
Taxes other than property and payroll	442	421	432	5.0%	2.3%
Other	4,701	5,264	5,583	(10.7%)	(15.8%)
Total noninterest expense	$32,220	$31,628	$31,890	1.9%	1.0%

Noninterest expense for the quarter ended March 31, 2024 of $32.2 million was $0.6 million, or 1.9%, above prior quarter and $0.3 million, or 1.0%, above prior year same quarter.  The increase in noninterest expense quarter over quarter included a $1.7 million increase in personnel expense, partially offset by decreases in other direct expenses ($0.7 million) and advertising expense ($0.2 million).  The increase in personnel expense included a $1.0 million increase in bonuses and incentives and a $0.7 million increase in the cost of group medical and life insurance benefits.  The decrease in other direct expenses was the result of the accounting change related to the amortization of tax credits discussed above.  The increase year over year primarily resulted from a $1.2 million increase in personnel expense, partially offset by a $1.0 million decrease in other direct expenses related to the amortization of tax credits.  The year over year increase in personnel expense included a $0.4 million increase in salaries and a $0.7 million increase in the cost of group medical and life insurance benefits.

Balance Sheet Review

Total Loans

				Percent Change
				1Q 2024 Compared to:
($ in thousands)	1Q 2024	4Q 2023	1Q 2023	4Q 2023	1Q 2023
Commercial nonresidential real estate	$813,904	$778,637	$750,498	4.5%	8.4%
Commercial residential real estate	456,585	417,943	385,328	9.2%	18.5%
Hotel/motel	416,759	395,765	348,876	5.3%	19.5%
Other commercial	397,922	391,390	392,398	1.7%	1.4%
Total commercial	2,085,170	1,983,735	1,877,100	5.1%	11.1%

Residential mortgage	955,616	937,524	846,435	1.9%	12.9%
Home equity loans/lines	151,577	147,036	124,096	3.1%	22.1%
Total residential	1,107,193	1,084,560	970,531	2.1%	14.1%

Consumer indirect	813,005	823,505	772,570	(1.3%)	5.2%
Consumer direct	155,807	159,106	157,158	(2.1%)	(0.9%)
Total consumer	968,812	982,611	929,728	(1.4%)	4.2%

Total loans	$4,161,175	$4,050,906	$3,777,359	2.7%	10.2%

Total Deposits and Repurchase Agreements

				Percent Change
				1Q 2024 Compared to:
($ in thousands)	1Q 2024	4Q 2023	1Q 2023	4Q 2023	1Q 2023
Non-interest bearing deposits	$1,274,583	$1,260,690	$1,409,839	1.1%	(9.6%)
Interest bearing deposits
Interest checking	131,227	123,927	120,678	5.9%	8.7%
Money market savings	1,608,849	1,525,537	1,408,314	5.5%	14.2%
Savings accounts	543,338	535,063	642,232	1.5%	(15.4%)
Time deposits	1,226,273	1,279,405	962,361	(4.2%)	27.4%
Repurchase agreements	234,671	225,245	208,777	4.2%	12.4%
Total interest bearing deposits and repurchase agreements	3,744,358	3,689,177	3,342,362	1.5%	12.0%
Total deposits and repurchase agreements	$5,018,941	$4,949,867	$4,752,201	1.4%	5.6%

CTBI’s total assets at $5.9 billion as of March 31, 2024 increased $80.6 million, or 5.6% annualized, from December 31, 2023 and $320.9 million, or 5.8%, from March 31, 2023.  Loans outstanding at $4.2 billion increased $110.3 million, an annualized 10.9%, from December 31, 2023 and $383.8 million, or 10.2%, from March 31, 2023.  The increase in loans from prior quarter included a $101.4 million increase in the commercial loan portfolio, a $22.6 million increase in the residential loan portfolio, partially offset by a $10.5 million decrease in the indirect consumer loan portfolio and a $3.3 million decrease in the consumer direct loan portfolio.  CTBI’s investment portfolio decreased $51.8 million, or an annualized 17.9%, from December 31, 2023 and $128.4 million, or 10.3%, from March 31, 2023.  Deposits in other banks increased $24.9 million from prior quarter and $62.3 million from March 31, 2023.  Deposits, including repurchase agreements, at $5.0 billion increased $69.1 million, or an annualized 5.6%, from December 31, 2023 and $266.7 million, or 5.6% from March 31, 2023.  CTBI is not dependent on any one customer or group of customers for their source of deposits.  As of March 31, 2024, no one customer accounted for more than 2.25% of our $5.0 billion in deposits.  Only three customer relationships accounted for more than 1% each.

Shareholders’ equity at $707.7 million increased $5.5 million, or an annualized 3.2%, during the quarter and $50.9 million, or 7.7%, from March 31, 2023.  Net unrealized losses on securities, net of deferred taxes, were $106.9 million at March 31, 2024, compared to $103.3 million at December 31, 2023 and $112.4 million at March 31, 2023.  In addition, we had a cumulative effect impact related to the adoption of ASU No. 2023-02, discussed above, that reduced retained earnings by $2.0 million.  CTBI’s annualized dividend yield to shareholders as of March 31, 2024 was 4.31%.

Asset Quality

Our total nonperforming loans increased to $15.9 million at March 31, 2024 from $14.0 million at December 31, 2023 and $12.2 million at March 31, 2023.  Accruing loans 90+ days past due at $11.6 million increased $1.6 million from prior quarter and $5.3 million from March 31, 2023.  Nonaccrual loans at $4.3 million increased $0.3 million from prior quarter but decreased $1.7 million from March 31, 2023.  Accruing loans 30-89 days past due at $12.2 million decreased $3.1 million from prior quarter but increased $0.5 million from March 31, 2023.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.

We had net loan charge-offs of $1.6 million, or 0.16% of average loans annualized, for the first quarter 2024 compared to $1.0 million, or 0.10% of average loans annualized, for the fourth quarter 2023 and $0.4 million, or 0.05% of average loans annualized for the first quarter 2023.

Allowance for Credit Losses

Our provision for credit losses for the quarter increased $0.8 million from prior quarter and $1.5 million from prior year same quarter.  Our reserve coverage (allowance for credit losses to nonperforming loans) at March 31, 2024 was 319.0% compared to 354.7% at December 31, 2023 and 382.3% at March 31, 2023.  Our credit loss reserve as a percentage of total loans outstanding at March 31, 2024 remained at 1.22% from December 31, 2023, down from the 1.24% at March 31, 2023.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act.  CTBI’s actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.”  These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; the effects of epidemics, pandemics, or other infectious disease outbreaks; results of various investment activities; the effects of competitors’ pricing policies, changes in laws and regulations, competition, and demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary, operational, and fiscal policies and regulations, which include, but are not limited to, those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state regulators, whose policies, regulations, and enforcement actions could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $5.9 billion, is headquartered in Pikeville, Kentucky and has 71 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, three banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
March 31, 2024
(in thousands except per share data and # of employees)

	Three	Three	Three
	Months	Months	Months
	Ended	Ended	Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Interest income	$75,002	$73,329	$60,995
Interest expense	31,411	30,354	17,079
Net interest income	43,591	42,975	43,916
Loan loss provision	2,656	1,815	1,116

Gains on sales of loans	45	54	121
Deposit related fees	7,011	7,312	7,287
Trust revenue	3,517	3,318	3,079
Loan related fees	1,352	467	845
Securities gains (losses)	371	258	218
Other noninterest income	2,838	2,316	2,132
Total noninterest income	15,134	13,725	13,682

Personnel expense	20,122	18,445	18,908
Occupancy and equipment	3,028	3,045	3,028
Data processing expense	2,518	2,630	2,303
FDIC insurance premiums	642	655	606
Other noninterest expense	5,910	6,853	7,045
Total noninterest expense	32,220	31,628	31,890

Net income before taxes	23,849	23,257	24,592
Income taxes	5,170	4,598	5,279
Net income	$18,679	$18,659	$19,313

Memo: TEQ interest income	$75,296	$73,626	$61,293

Average shares outstanding	17,926	17,901	17,872
Diluted average shares outstanding	17,943	17,926	17,884
Basic earnings per share	$1.04	$1.04	$1.08
Diluted earnings per share	$1.04	$1.04	$1.08
Dividends per share	$0.46	$0.46	$0.44

Average balances:
Loans	$4,096,866	$4,022,547	$3,739,443
Earning assets	5,458,075	5,377,827	5,131,385
Total assets	5,786,515	5,713,977	5,458,067
Deposits, including repurchase agreements	4,956,820	4,916,208	4,688,103
Interest bearing liabilities	3,773,513	3,687,660	3,362,331
Shareholders' equity	708,341	674,349	651,008

Performance ratios:
Return on average assets	1.30%	1.30%	1.44%
Return on average equity	10.61%	10.98%	12.03%
Yield on average earning assets (tax equivalent)	5.55%	5.43%	4.84%
Cost of interest bearing funds (tax equivalent)	3.35%	3.27%	2.06%
Net interest margin (tax equivalent)	3.23%	3.19%	3.49%
Efficiency ratio (tax equivalent)	54.94%	55.74%	55.29%

Loan charge-offs	$2,667	$2,529	$1,765
Recoveries	(1,039)	(1,538)	(1,351)
Net charge-offs	$1,628	$991	$414

Market Price:
High	$44.38	$45.74	$47.35
Low	$38.44	$33.91	$37.31
Close	$42.65	$43.86	$37.95

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
March 31, 2024
(in thousands except per share data and # of employees)

	As of	As of	As of
	March 31, 2024	December 31, 2023	March 31, 2023
Assets:
Loans	$4,161,175	$4,050,906	$3,777,359
Loan loss reserve	(50,571)	(49,543)	(46,683)
Net loans	4,110,604	4,001,363	3,730,676
Loans held for sale	57	152	182
Securities AFS	1,111,505	1,163,724	1,241,080
Equity securities at fair value	3,529	3,158	2,380
Other equity investments	9,327	9,599	9,713
Other earning assets	239,554	214,664	177,209
Cash and due from banks	55,841	58,833	60,762
Premises and equipment	46,595	45,311	42,636
Right of use asset	15,500	15,703	17,037
Goodwill and core deposit intangible	65,490	65,490	65,490
Other assets	192,253	191,699	182,155
Total Assets	$5,850,255	$5,769,696	$5,529,320

Liabilities and Equity:
Interest bearing checking	$131,227	$123,927	$120,678
Savings deposits	2,152,187	2,060,600	2,050,546
CD's >=$100,000	678,148	704,222	501,557
Other time deposits	548,125	575,183	460,804
Total interest bearing deposits	3,509,687	3,463,932	3,133,585
Noninterest bearing deposits	1,274,583	1,260,690	1,409,839
Total deposits	4,784,270	4,724,622	4,543,424
Repurchase agreements	234,671	225,245	208,777
Other interest bearing liabilities	65,014	65,075	65,254
Lease liability	16,208	16,393	17,619
Other noninterest bearing liabilities	42,368	36,153	37,425
Total liabilities	5,142,531	5,067,488	4,872,499
Shareholders' equity	707,724	702,208	656,821
Total Liabilities and Equity	$5,850,255	$5,769,696	$5,529,320

Ending shares outstanding	18,019	18,000	17,976

30 - 89 days past due loans	$12,234	$15,343	$11,728
90 days past due loans	11,550	9,920	6,218
Nonaccrual loans	4,302	4,048	5,993
Foreclosed properties	1,266	1,616	2,776

Community bank leverage ratio	13.74%	13.69%	13.71%
Tangible equity to tangible assets ratio	11.10%	11.16%	10.82%
FTE employees	945	967	945